UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2020

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 High Street 28th Floor Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CATB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 4, 2020, the Board of Directors of Catabasis Pharmaceuticals, Inc. (the “Company”) approved a reduction in the Company’s workforce of approximately 48%, to a total of 16 employees, as part of a corporate restructuring as the Company explores and evaluates strategic options in light of the Company’s decision to stop activities related to the development of edasalonexent. The Company expects the restructuring to result in approximately $2.8 million in reduced annualized workforce expenses once the plan is fully implemented. The Company currently estimates that it will incur charges for one-time termination benefits in connection with this corporate restructuring of approximately $1.0 million for employee severance, benefits and related costs in the fourth quarter of 2020. The Company expects to complete the reduction in workforce by the end of the fourth quarter of 2020.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the expected cost of the Company’s strategic restructuring, the Company’s expected future savings from the restructuring, the timing and completion of the restructuring and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements under applicable securities laws and regulations. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties regarding whether the Company will be able to implement the restructuring in a timely fashion and at the level of expense projected, whether the Company will be able to effectively manage the organizational changes brought about by the restructuring and have sufficient capital resources to fund its continuing operations in future periods to realize its anticipated cost savings, and other factors discussed in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2020, as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: December 7, 2020	By:	/s/ Ben Harshbarger
Ben Harshbarger SVP, General Counsel